U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 14, 2011

Sector 10, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24370	33-0565710
(Commission File No.)	(IRS Employer Identification No.)

14553 South 790 West
Bluffdale, Utah 84065
(206) 853-4866
(Address and telephone number of principal executive offices and place of business)

 (Former name or former address, if changed since last report)

Former Address
3500 Island Blvd. Suite 105
Aventura, FL 33160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01                                Changes in Registrant’s Certifying Accountant

In a Form 8-K filed on March 30, 2011, the Board of Directors unanimously voted to engage M&K CPA’s as the new auditor of record effective April 1, 2011.   In the same Form 8-K, it was disclosed that in a March 24, 2011 Board of Directors meeting, it was decided to dismiss the former auditor, HJ & Associates effective March 31, 2011.

The Officers and Members of the Board of Directors involved in these decisions regarding the external auditors resigned effective April 15, 2011.  As noted in the Form 8-K filed on June 3, 2011, a new Board of Directors was elected at a special shareholders meeting and will conduct a review of all activities that occurred during the period managed by the Directors and Officers who resigned on April 15, 2011.  All decisions and actions taken by these parties will be subject to review including the decision to change external audit firms.

The new Directors have requested information from the prior Directors and Officers who resigned on April 15, 2011 regarding transactions and other information that occurred during their time as Directors and Officers.  The new Directors have not received any information concerning this period.  This requested information impacts the completion of the financial statements for the fiscal year ended March 31, 2011 and the audit of financial statements.  The audit may not begin until all information is obtained related to the period conducted by the Directors and Officers that resigned on April 15, 2011.  When this information is received, the new Directors will make a determination as to the appropriate firm that should be engaged to conduct the audit for the fiscal year ended March 31, 2011.  Until this information is received, no decision may be considered final and the decisions made by the prior Directors and Officers who resigned on April 15, 2011 may be subject to change.

Until critical information is received from the prior management, the Form 10-K for the period ended March 31, 2011 will not be available to be filed.  Due to the delays in receiving information from the Directors and Officers who resigned on April 15, 2011, the Company filed Form 12b-25 to request an extension of time to file Form 10-K for the period ended March 31, 2010 in order to provide additional time to receive the critical information needed to file a complete and accurate Form 10-K .  The prior Directors and Officers have not provided any information needed to complete the Form 10-K by the extended due date of July 14, 2011.  Accordingly, the Form 10 –K for the period ended March 31, 2011 will be filed late (see Section 8 - Late Filing)

Section 8 – Other Events

Item 8.01                      Other Information

Name Change: As a result of the resignation of the officers and the walking away from the Solar Tracer Stock Exchange agreement and the First Diversified Stock Exchange Agreements, the Company will discontinue efforts to changes the name of the Company.  The Company shall retain the name Sector 10, Inc.

Trading Symbol:  Since the name will not be changed, The Company will no longer pursue or request a change in the trading symbol.

Company Headquarters - Relocation:  As noted in a prior Form 8-K filed on February 9, 2011, the headquarters were moved from the 14553 South 790 West, Bluffdale, Utah 84065 address to 3500 Island Blvd. Suite 105 Aventura, FL 33160.  The Office located in Utah at 14553 South 790 West, Bluffdale, Utah 84065 was not abandoned and remained fully functioning after this relocation of the headquarters.  As a result of the resignation of the Directors and Officers and the walking away from the Solar Tracer Stock Exchange agreement and the First Diversified Stock Exchange Agreements, the Company has relocated its headquarters back to its office located at 14553 South 790 West, Bluffdale, Utah 84065 Utah effective immediately.

Requests for Information

Multiple requests have been made to the Directors and Officers who resigned on April 15, 2011 to provide information and to discuss issues concerning the factors surrounding their resignation and to provide details surrounding the activity that occurred during their tenure as Directors and Officers of the Company.  Prior Directors and Officers have not responded to any of the requests as of the date of this filing.  The Form 10-K for the fiscal year ended was initially due on June 29, 2011.  An Form 12b-25 extension was filed to provide additional time to receive critical information from the prior management in order to complete the information required to be disclosed in Form 10-K.    Due to the failure of the former Directors and Officers to provide critical information, the Company anticipates that reporting for the Form 10-K for the fiscal year ended March 31, 2011 and the Form 10-Q for the period ended June 30, 2011 will be filed late (see Section 8 - Late Filing).

Status of Litigation /Claims

In an agreement dated June  8, 2011, Sector 10, Inc. retained the Houston Texas based  law firm of Berg & Androphy under a contingent fee arrangement to coordinate ongoing litigation and to review and implement options for potential litigation among other parties. The agreement was signed by all parties on June 10, 2011.  In addition, Dalton and Kelley located in Salt Lake City was retained by the Company to assist in the cases involving Edward Johnson and other parties.

The new Directors of the Company, appointed by a special shareholders meeting, have received information which indicates that the parties representing Edward Johnson in his claim against the Company may have contacted the prior Directors and Officers and such communication may have impacted their decision to resign on April 15, 2011.  The new Directors, as mandated by the shareholders, are conducting a review and examination of all the factors surrounding the resignation of the Directors and Officers on April 15, 2011.  If any such contact was made, the documentation shall be provided to the Company Counsel for their review.

Examination:

The Board of Directors was requested by the shareholders to conduct a comprehensive examination of the facts and circumstances surrounding the actions taken by Solar Tracer Corporation, First Diversified Equities, Inc, their collective representatives and management in the post acquisition period according to the Stock Exchange Agreements.  The examination will review all actions within Sector 10, Inc. and outside Sector 10, Inc that may impact the Company or its shareholders.  At the completion of the examination, the Board will determine whether there has been any breach of the respective Stock Exchange Agreements and/or any potentially fraudulent actions.  Based on the outcomes of this examination, the Board of Directors shall be authorized to proceed in any manner that is in the best interest of the Company and its shareholders.

Any actions taken by any of the Sector 10, Inc. shareholders, Sector 10, Inc., Sector 10, Inc. Directors and Sector 10, Inc. management are without prejudice with respect to any claims surrounding the issues pertaining to the examination and review conducted and all facts and circumstances pertaining to the Solar Tracer Stock Exchange Agreement and First Diversified Equities, Inc. Stock Exchange Agreement.

The initial findings of the examination and review were expected to be available to the Board of Directors on or before June 30, 2011.  Due to the lack of cooperation from prior management in providing information relating to their actions, the examination is not completed at this time.  Further time is needed in order to gather all information needed to make a complete report. The examination will be deferred indefinitely until all critical information is received from the prior management.

Officers:

The Board was requested to appoint officers within 30 days after their acceptance of their election to the Board of Directors.  Initially the Board expected to appoint officers on or before June 30, 2011.  Due to the ongoing examination and the difficulty in receiving information from the prior Directors and Officers, the appointment of officers will be delayed indefinitely until critical information is received and the examination is complete.

Late Filing

The Form 10-K for the period ending March 31, 2011 was due on June 29, 2011.  Due to difficulties in receiving critical information from the prior Directors and Officers who resigned on April 15, 2011, the Form 10-K for the fiscal year ended March 31, 2011 was not completed as of the original filing deadline.  Form 12b-25 was filed to request a 15 day extension to file.  The purpose of the extension was to provide additional time to receive critical information from the prior management in order to complete the Form 10-K and including all disclosure requirements.

Due to the failure of the prior Directors and Officers to communicate with the Company regarding all activity that occurred during their management, the Company is not able to complete the financial statements for the period ended March 31, 2011 and accordingly is not able to complete the Form 10-K for the period ended March 31, 2011 on a timely basis.  This failure to provide critical information by the former Directors and Officers will also prevent a timely filing of the Form 10-Q for the period ended June 30, 2011 which represents the 1st quarter in the fiscal year ended March 31, 2012.  The new Directors will continue with their efforts to obtain all critical information in order to file any late filings for the periods March 31, 2011 and June 30, 2011.  The Company will do its best efforts to gatherer this information in order to be able to file all late reports on or before December 14, 2011, the due date of the Form 10-Q for the 2nd quarter of the fiscal year ended March 31, 2012.

Due to the late filing of the Form 10-K for the period ended March 31, 2011 and the expected late filing for the Form 10-Q for the period ended June 30, 2011,  the Company status on the OTC.BB may be delisted and changed to another trading venue.  Such a change may impact the ability for shareholders to trade Company shares.  When the critical information requested from the prior Directors and Officers is received, the Company will update and file all late reports in an effort to retain or restate(as applicable) its listing on the OTC.BB

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2011
SECTOR 10, INC. By: Pericles DeAvila Pericles DeAvila, Chairman of the Board